UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2006

BLACKROCK PRINCIPAL PROTECTION L.P.

(Exact name of each Registrant as specified in its Charter)

Delaware	0-25000	13-3750642
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer ID Number)

c/o BlackRock Investment Management, LLC

Princeton Corporate Campus

800 Scudders Mill Road — Section 1B

Plainsboro, New Jersey  08536

(Address of principal executive offices) (Zip Code)

(609) 282-6996

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant.

(a) On September 29, 2006, Merrill Lynch & Co., Inc. (“ML & Co.”) combined (the “Transaction”) various ML & Co. asset management subsidiaries with BlackRock, Inc. (“Old BlackRock”) to form a new asset management company (“BlackRock”).  Under the Transaction agreement, among other things, ML & Co. contributed the entities and assets that constitute Merrill Lynch Investment Managers to form BlackRock.

As part of the Transaction, Merrill Lynch Investment Managers LLC, which is registered with National Futures Association (“NFA”) as a commodity pool operator (NFA ID 0298090), was transferred to BlackRock and changed its name to BlackRock Investment Management, LLC.  Immediately prior to the closing of the Transaction, the Registrant’s investment management arrangements were assigned from Merrill Lynch Alternative Investments, LLC (“MLAI”) to Merrill Lynch Investment Managers, LLC.  Therefore, since the closing of the Transaction, the Registrant has been managed by BlackRock Investment Management, LLC (“BRIM”) which replaced Merrill Lynch Alternative Investments, LLC as the general partner of the Registrant.  The terms of the Registrant’s investment management arrangement, and of an investment in the Registrant, have not been and will not otherwise be changed.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)  Effective as of September 29, 2006, Fabio Solvodelli and Hideaki Yamagishi who while at MLAI had performed functions similar to those of a principal executive officer for the Registrant resigned.

(c)  Effective as of October 1, 2006, Edward Rzeszowski and Michael Pungello were appointed the President and Chief Financial Officer, respectively, of the Registrant.

Edward Rzeszowski became the President of the Registrant and joined the BlackRock Fund of Funds Team (described below) as a Director at the close of the Transaction.  His responsibilities include evaluating potential hedge fund managers and monitoring existing managers with a focus on managed futures, macro funds and statistical arbitrage.

Prior to the close of the Transaction, Mr. Rzeszowski was a Director with ML & Co.’s fund of funds team.  In this role, he was responsible for the selection and analysis of hedge funds with a focus on managed futures, macro funds and statistical arbitrage, and served as senior hedge fund analyst and Portfolio Manager for the ML & Co. Global Horizons product.

Previously, Mr. Rzeszowski was a Senior Quantitative Analyst for the ML & Co. fund of funds team, responsible for risk management of the managed futures product line.  He has held various positions in the finance department of certain ML & Co. asset management subsidiaries.  His additional previous work experience includes OMR Systems Corporation (a financial investments service company), where he was responsible for the consolidation of managed futures risks.

Mr. Rzeszowski earned a BA degree in economics and finance from the University of Pittsburgh.

Michael L. Pungello is the Chief Financial Officer of the Registrant and a Managing Director of BRIM.  Mr. Pungello joined BlackRock as part of the Transaction.  Prior to the Transaction, Mr. Pungello was the Chief Financial Officer of MLAI.  Previously, Mr. Pungello was an audit partner at Deloitte & Touche LLP.  He joined Deloitte &

Touche LLP in 1979.  Mr. Pungello has a BBA in Accounting from Fordham University and an MBA in Finance from New York University.

(d)  Effective as of September 29, 2006, the following persons began performing functions similar to those of a principal executive officer for BRIM, the general partner of the Registrant, as members of BlackRock’s fund of hedge funds team (the “BlackRock Fund of Funds Team”).

Howard P. Berkowitz, Managing Director, is head of the BlackRock Fund of Funds Team.  He is a member of BlackRock’s Management Committee.  Mr. Berkowitz has over 35 years of experience running private investment funds and funds of hedge funds. He joined BlackRock in April 2003, when BlackRock Financial Management, Inc. (“BFM”), a wholly-owned subsidiary of Old BlackRock, acquired a majority interest in BlackRock HPB Management LLC (“BlackRock HPB”).  BlackRock HPB is the managing partner of HPB Associates, L.P. (now called BlackRock HPB Multi-Manager Partners, LLC), a hedge fund founded by Mr. Berkowitz, which since January 1, 2000 has principally been a fund of hedge funds.  Mr. Berkowitz is the President, CEO and CIO of BlackRock HPB.  BlackRock HPB is registered as an investment adviser with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to the U.S. Investment Advisers Act of 1940, as amended (the “Advisers Act”), and is a majority owned subsidiary of BFM.

Prior to joining Old BlackRock, Mr. Berkowitz was the founder and managing partner of HPB Associates, which he initially formed in 1979 as a traditional equity hedge fund.  In 1967, Mr. Berkowitz co-founded and managed Steinhardt, Fine, Berkowitz & Co., one of the earliest and most highly successful entrants into the hedge fund industry.

In 1997, Mr. Berkowitz concluded a three-year term as National Chairman of the Anti-Defamation League.  He also serves on the boards and investment committees of the UJA Federation, Wharton Undergraduate School of Finance, Steadman Hawkins Sports Medicine Foundation, Cancer Research Institute, the Anti-Defamation League, and the New York City Ballet.  Mr. Berkowitz currently serves as President of the Washington Institute for Near East Policy.

Mr. Berkowitz earned a BS degree in economics from the Wharton School of the University of Pennsylvania in 1962 and an MBA degree from New York University in 1964.

Edward Rzeszowski joined the BlackRock Fund of Funds Team as a Director at the close of the Transaction.  His biography appears in Item 5.02(c) above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKROCK PRINCIPAL PROTECTION L.P.

	By:	/s/ Michael Pungello
Name: Michael Pungello
Title: Chief Financial Officer
Date: October 30, 2006